Exhibit 32.2

Certification of Principal Financial Officer

Pursuant to Section 906 of the

Sarbanes-Oxley Act of 2002

In connection with this quarterly report on Form 10-Q of Comarco, Inc. for the quarter ended April 30, 2013 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Alisha K. Charlton, Vice President and Chief Accounting Officer of Comarco, Inc., certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of Comarco, Inc.

Date: June 14, 2013	/s/ ALISHA K. CHARLTON
Alisha K. Charlton Vice President and Chief Accounting Officer (Principal Financial Officer)

This certification accompanies the Report pursuant to Rule 13a-14(b) or Rule 15d-14(b) under the Securities Exchange Act of 1934 and 18 U.S.C. Section 1350 and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liability of that section. This certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference.